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                                                                    EXHIBIT 23.1



               CONSENT OF GRANT THORNTON LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-99648, 333-35801, 333-65421, 333-96529 and
333-50166) pertaining to the 1995 Stock Option/Stock Issuance Plan and the Employee Stock Purchase Plan and in the Registration Statement (Form S-3 No. 333-24275) of Intevac, Inc. of our report dated January 26, 2001, with respect to the consolidated financial statements and schedule of Intevac, Inc. included in the Annual Report (Form 10-K) as of and for the year ended December 31, 2000.


                                             /s/  GRANT THORNTON LLP


San Jose, California
March 8, 2001